UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2017

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On November 17, 2017, HCP-FVA, LLC (the “Lender”) provided a commitment letter to FalconStor Software, Inc. (“FalconStor” or the “Company”), agreeing to finance up to $3 million to the Company (the “Commitment”) on the terms, and subject to the conditions, set forth in that certain commitment letter, as further described below. As part of that Commitment, on November 17, 2017, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Lender and certain other loan parties named therein, pursuant to which the Lender made a short term loan to the Company in the principal amount of $500,000 (the “Short Term Loan”). The Lender is an affiliate of Hale Capital Partners, LP (together, “Hale Capital”), the Company’s largest stockholder through its ownership of Series A Redeemable Preferred Stock (the “Series A Preferred Stock”), and an affiliate of FalconStor director, Martin Hale.

Pursuant to the terms of the Loan Agreement, the Short Term Loan is secured by all of the assets of the Company and guaranteed by each of the Company’s domestic subsidiaries. The Short Term Loan bears interest at a rate equal to the prime rate plus 0.75%, which will be increased by an additional 5% during the continuance of a Default or Event of Default (as each term is defined in the Loan Agreement). The Short Term Loan will be due and payable on May 17, 2018, unless prepaid or satisfied through the issuance by the Company of units in a proposed private placement which will be offered to certain eligible stockholders existing on the date of the Loan Agreement (the “Proposed Offering”). Such units would consist of senior secured debt in the aggregate principal amount of the Short Term Loan and nominal warrants to purchase approximately 61,165,134 shares of the Company’s common stock, as further described below.

In the event the Short Term Loan is prepaid, such prepayment will be subject to the payment of a premium in an amount equal to 5% of the principal amount of the Short Term Loan prepaid. The Short Term Loan must be repaid in the event of certain fundamental events, incurrence of any additional indebtedness, other than permitted indebtedness (as defined in the Loan Agreement), upon a change of control and with any insurance proceeds not reinvested in the Company. The Loan Agreement has customary representations, warranties and affirmative and negative covenants. In addition, the Company is required to maintain a minimum total liquidity of $2 million and cannot permit a variance of more than 10% of net cash flow from the amounts set forth in a rolling weekly detailed budget agreed upon at the signing of the Loan Agreement. The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto.

In consideration for making the Short Term Loan and Commitment, the Company issued a warrant to purchase 13,859,128 shares of common stock at an exercise price of $0.001 per share, which warrant has customary terms and conditions and permits cashless exercises (the “Initial Backstop Warrant”). Upon the funding of all or any portion of the Commitment, the Company will issue an additional warrant (the “Additional Backstop Warrant” and, together with the Initial Backstop Warrant, the “Backstop Warrants”) to purchase 41,577,382 shares of common stock at an exercise price of $0.001 per share, which warrant shall be in substantially the same form as the Initial Backstop Warrant. Fifty percent (50%) of the Backstop Warrants (or the shares of common stock issuable upon exercise thereof on a post-cashless exercise basis) are subject to cancellation in the event that more than half of the units in the Proposed Offering are purchased by eligible stockholders (other than Hale Capital). The Backstop Warrants are in addition to the nominal warrants to be issued upon purchase of any units in the Proposed Offering. The foregoing description of the Initial Backstop Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Initial Backstop Warrant, which is filed as Exhibit 10.2 hereto.

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As part of the Commitment, the Proposed Offering contemplates the private placement of approximately $14.08 million of units which assumes year end closing, with each unit consisting of senior secured debt, nominal warrants and shares of the Company’s Series A Preferred Stock held by Hale Capital. If the Proposed Offering is fully subscribed, $4 million of the total offering proceeds would be paid to the Company in exchange for the portion of the units consisting of secured debt and warrants and approximately $10.08 million of the total offering proceeds (less any portion attributable to the units purchased by Hale Capital) would be paid to Hale Capital for the purchase of its Series A Preferred Stock. Pursuant to the terms of the Commitment, the Lender has committed to purchase 75% of the total number of units to be issued in the Proposed Offering to ensure the Company receives at least $3 million of total offering proceeds, inclusive of the units issuable upon conversion of the Short Term Loan. The Company will file a subsequent report in the event the Proposed Offering is consummated. The foregoing description of the Commitment does not purport to be complete and is qualified in its entirety by reference to the full text of commitment letter, which is filed as Exhibit 10.3 hereto.

The issuance of warrants in connection with the Short Term Loan and Commitment, will have a substantial dilutive effect on all existing stockholders of the Company. For example, if Lender funds the full Commitment, Hale Capital will beneficially own, when combined with Hale Capital’s current ownership, and the warrants issued in connection with the Short Term Loan and shares set aside for management, approximately 73.0% of the Company, on an as-converted basis. If Lender funds only 25% of the total number of units to be issued in the Proposed Offering due to purchases of units by eligible stockholders, Hale Capital will beneficially own, when combined with Hale Capital’s current ownership, the warrants issued in connection with the Short Term Loan and shares set aside for management, approximately 21.5% of the Company, on an as-converted basis.

The Commitment and the Short Term Loan were approved by the Board of Directors, based on a recommendation of a special committee of independent directors, with Mr. Hale recusing himself.

As previously disclosed in the Company’s prior reports, in order to meet the Company’s operating cash flow needs and ensure that the Company could continue as a going concern, the Company was actively seeking financing and could not provide any assurance that such financing would not be dilutive to the Company’s stockholders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On November 17, 2017, we issued a press release announcing the Commitment and our entry into the Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan Agreement, dated as of November 17, 2017 by and among FalconStor Software, Inc., HCP-FVA, LLC and the other Loan Parties named therein.
10.2	Warrant dated as of November 17, 2017 issued by FalconStor Software, Inc. to HCP-FVA, LLC.
10.3	Letter dated as of November 17, 2017 from Hale Capital Partners, LP to FalconStor Software, Inc.
99.1	Press release dated November 17, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Patrick McClain
		Name:	Patrick McClain
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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